UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2017, Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC, TRT Holdings, Inc. (together, “TRT”), Michael Frantz and Michael Popejoy.

Under the terms of the Letter Agreement, the Company agreed, among other things, to appoint Mr. Popejoy to the Company’s Board of Directors (the “Board”), to nominate Mr. Popejoy and Mr. Frantz for election to the Board at the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”) and to provide certain committee representation to Mr. Frantz and Mr. Popejoy, as described below.
Pursuant to the Letter Agreement, TRT is subject to standstill provisions that generally remain in effect until the Company’s 2017 Annual Meeting. These provisions restrict TRT’s ability to engage in certain proxy solicitations (including regarding representation on the Board or any other proposal brought by the Company’s shareholders), form a group, call meetings of shareholders, deposit shares into a voting trust or make any public request to amend the terms of the Letter Agreement. The Company has agreed not to increase the size of the Board above seven members prior to the 2017 Annual Meeting without TRT’s consent.
The Letter Agreement further provides that, at the 2017 Annual Meeting, TRT will, and will cause their respective affiliates and associates under their control to, vote all shares of Company common stock that they are entitled to vote at the 2017 Annual Meeting in favor of the election of each of the Board’s nominees for director, and in accordance with the Board’s recommendation with respect to any (i) proposal requesting ratification of the Company’s independent accounting firm, (ii) say-on-pay proposal and (iii) any non-binding shareholder proposal.
The foregoing description of the Letter Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On January 27, 2017, the Company issued a press release announcing the execution of the Letter Agreement and the appointment of Mr. Popejoy to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, the Board appointed Michael Popejoy to the Board. Mr. Popejoy is the Senior Vice President of Energy for TRT Holdings, Inc. TRT and its affiliates are significant common stockholders of the Company and also holders of a significant amount of the Company’s 8% senior unsecured notes, due 2020. Mr. Popejoy will initially serve on the compensation committee of the Board and will participate in the Company’s 2017 compensation program for non-employee directors. On January 25, 2017, the Board also appointed Michael Frantz to serve on the executive committee of the Board. The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Agreement, dated January 25, 2017 by and among TRT Holdings, Inc., Cresta Investments, LLC, Cresta Greenwood, LLC, Robert Rowling, Michael Popejoy, Michael Frantz, and the Company

99.1	Press release of Northern Oil and Gas, Inc., dated January 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, dated January 25, 2017 by and among TRT Holdings, Inc., Cresta Investments, LLC, Cresta Greenwood, LLC, Robert Rowling, Michael Popejoy, Michael Frantz, and the Company

99.1	Press release of Northern Oil and Gas, Inc., dated January 27, 2017